Exhibit 10.4
DICERNA PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2016 INDUCEMENT PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [    , 2020] by and between Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), and [    ] (the “Participant”).

WITNESSETH

WHEREAS, pursuant to the Dicerna Pharmaceuticals, Inc. Amended and Restated 2016 Inducement Plan (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [ ] restricted stock units (subject to adjustment as provided in Section 7.1 of the 2014 Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the common stock of the Corporation (the “Common Stock”) (subject to adjustment as provided in Section 7.1 of the 2014 Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3.Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to [twenty-five percent (25%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the 2014 Plan) on each of the first, second, third and fourth anniversaries of [ ]]. [Modify as needed for vesting terms of the particular grant.]

4.Continuance of Employment/Service. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares of Common Stock.

6.Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares of Common Stock payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 7 of the 2014 Plan (and in all events not later than two and one-half months after the end of the year in which the applicable vesting date occurs), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares of Common Stock or by entering such shares of Common Stock in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares of Common Stock with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the 2014 Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.Effect of Termination of Employment or Service. The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily; provided, however, that if the termination of the Participant’s employment or services is due to the Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator), the Award shall become vested and payable upon the date of such death or disability as to fifty percent (50%) of the then-outstanding and unvested portion of the Award (and any portion of the Award that is not vested after giving effect to such accelerated vesting shall terminate upon such death or disability). If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

9.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Common Stock contemplated by Section 7.1 of the 2014 Plan (including, without limitation, an extraordinary cash dividend on such Common Stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b) of the 2014 Plan.

10.Tax Withholding. Subject to Section 8.1 of the 2014 Plan, and only to the extent the distribution of shares of Common Stock in respect of the Stock Units is subject to withholding obligations, upon any distribution of shares of Common Stock in respect of the Stock Units (including settlement of vested Stock Units), the Corporation shall automatically issue the number of shares of Common Stock to be delivered pursuant to Paragraph 7 of this Agreement to a broker designated by the Corporation and acting on behalf and for the account of the Participant with irrevocable instructions to (i) sell a number of shares of such Common Stock the Corporation deems sufficient to satisfy the applicable withholding taxes which arise in connection with such settlement; provided, that the amount sold does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment, along with any applicable third-party commission (“Sale to Cover”), and (ii) remit the proceeds of such Sale to Cover to the Corporation. In the event that the Corporation cannot fully satisfy such withholding obligations with the proceeds from the Sale to Cover, the Participant authorizes withholding from payroll and any other amounts payable to the Participant, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the remaining applicable withholding taxes. Given that the Sale to Cover is both mandatory and non-discretionary, it is the intent of the parties that this Paragraph 10 comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and the Agreement will be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. Unless the withholding tax obligations of the Corporation and/or a Subsidiary thereof are satisfied by the Participant in accordance with this provision, the Corporation shall have no obligation to distribute any shares of Common Stock on behalf of the Participant pursuant to the vesting of the Stock Units.

11.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof, other than any employment agreement between the Participant and the Corporation. The Plan and this Agreement may be amended pursuant to Section 8.6 of the 2014 Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. To the extent there is any conflict between the terms of any employment agreement between the Participant and the Corporation and the terms of the Plan or this Agreement, the terms of any such employment agreement shall govern.

14.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the shares of Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18.Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

19.Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares of Common Stock acquired upon payment of the Stock Units).

20.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

DICERNA PHARMACEUTICALS, INC.,
a Delaware corporation

PARTICIPANT

By:
Signature

Print Name:

Its:
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